UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2026

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Texas	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4438 W. Lovers Lane, Unit 100, Dallas, TX	75209
(Address of principal executive officers)	(Zip Code)

Registrant’s telephone number, including area code: (406) 606-4117

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE
Common Stock, $0.01 par value	UAMY	NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal / resignation of previous independent registered public accounting firm.

As previously disclosed, Assure CPA, LLC (“Assure”) served as the independent registered public accounting firm of United States Antimony Corporation (the “Company”). On June 3, 2026, Assure combined its practice with, and was acquired by, Sadler Gibb & Associates, LLC (“Sadler Gibb”) (the “Transaction”). As a result of the Transaction, effective June 3, 2026, Assure effectively resigned and ceased to serve as the Company’s independent registered public accounting firm, and the Company engaged Sadler Gibb as its independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company and concurred in and approved by the Board of Directors, on June 5, 2026.

The audit reports of Assure on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2025 and December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended 2025 and 2024 and the subsequent interim period through June 3, 2026, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Assure on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Assure’s satisfaction, would have caused Assure to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Assure with a copy of the disclosures in this Current Report on Form 8-K and has requested that Assure furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree. A copy of Assure’s letter, dated June 5, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of new independent registered public accounting firm.

As described above, effective June 5, 2026, the Company engaged Sadler Gibb as its independent registered public accounting firm for the fiscal year ending December 31, 2026. The engagement of Sadler Gibb was approved by the Audit Committee and the Board of Directors of the Company. In connection with the Transaction, the lead engagement partner and the professional staff principally responsible for the Company’s prior annual audits have continued with Sadler Gibb and remain unchanged.

During the fiscal years ended 2025 and 2024 and the subsequent interim period through June 3, 2026, neither the Company nor anyone acting on its behalf consulted with Sadler Gibb prior to the date of the Transaction regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by Sadler Gibb that Sadler Gibb concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Assure CPA, LLC dated June 5, 2026
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: June 8, 2026	By:	/s/ Gary C. Evans
Gary C. Evans
Chairman and Chief Executive Officer